Exhibit 10.1

ARES COMMERCIAL REAL ESTATE CORPORATION

One North Wacker Drive, 48th Floor

Chicago, Illinois 60606

August 30, 2013

The Alliant Company LLC

340 Royal Poinciana Way, Suite 305

Palm Beach, Florida 33480

Attn: Sidney Kohl

RE:         Closing Statement Reference Date

Ladies and Gentlemen,

Reference is made to that certain Purchase and Sale Agreement, dated as of May 14, 2013 (the “Purchase Agreement”), by and among Alliant, Inc., The Alliant Company, LLC  (each, a “Seller” and, collectively, the “Sellers”), and Ares Commercial Real Estate Corporation (the “Buyer”), pursuant to which Sellers have agreed, among other things, to sell all of the limited liability company interests in EF&A Funding, L.L.C. d/b/a Alliant Capital LLC (the “Company”) to the Buyer on the terms and subject to the conditions specified therein.  Capitalized terms used but otherwise not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Buyer and Sellers hereby agree that:

1.                                      Subject to the closing of the transactions contemplated by the Purchase Agreement, for purposes of Sellers’ calculation of Net Working Capital, Recruiting Expenses, Excess Reserve Amount and the Cash Consideration in connection with the preparation and delivery of both the Estimated Closing Statement and the Final Closing Statement pursuant to Sections 2.4 and 2.5(a) of the Purchase Agreement, respectively, the “Closing Date” referred to in such sections shall mean 11:59 PM EST on August 31, 2013.

2.                                      Notwithstanding anything to the contrary in the Purchase Agreement, except as set forth in the preceding paragraph, all references to “Closing Date” in the Purchase Agreement shall mean “5:30 PM EST on August 30, 2013”.

3.                                      The references in (i) the first clause of Section 2.2 and (ii) Section 2.5(c) to “in proportion to their respective percentage interest in the Outstanding Units as set forth on Section 3.2(a) of the Seller Disclosure Schedule” are hereby amended and restated to read “in such proportion as provided by Sellers to Buyer prior to Closing”.

4.                                      The references in (i) the last sentence of Section 2.2, (ii) Section 2.3(a)(i) and (iii) Section 2.3(a)(iii) to “in proportion to Sellers’ respective percentage interest in the Outstanding Units as set forth on Section 3.2(a) of the Seller Disclosure Schedule” are hereby amended and restated to read “in such proportion as provided by Sellers to Buyer prior to Closing”.

5.                                      Section 2.3(b)(i) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows: “an assignment to ACRE Capital Holdings LLC of the Outstanding Units, free and clear of all Liens, in form and substance reasonably satisfactory to the Buyer;”

6.                                      The second sentence of Section 2.2 is hereby amended and restated in its entirety to read as follows: “The Final Cash Consideration shall consist of: (i) $53,415,000 (the “Fixed Cash Consideration”); plus (ii) the Final Excess Reserve Amount; plus (iii) the Final Recruiting Expenses; minus (iv) the amount, if any, by which the Required Net Working Capital exceeds the Final Net Working Capital; plus (vi) the amount, if any, by which the Final Net Working Capital exceeds the Required Net Working Capital.”

7.                                      For the purposes of clarity, the parties also agree that the Required Restricted Reserve Amount shall be calculated solely in reference to the basis points required by Fannie Mae as of the Closing Date and shall not in any event take into account any accrual for any increase in any reserve requirements applicable to the third quarter of 2013.

8.                                      The parties further agree that the $551,000 included in the “Miscellaneous Receivables”  column of the Estimated Closing Statement attributable to the vestee credit loss offset shall be the same amount when the parties calculate the Final Closing Statement (i.e., such amount shall not subject to adjustment pursuant to Section 2.5 of the Agreement).

This letter agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.  This letter agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by instrument in writing signed by the parties hereto, or, in the case of a waiver, by the party waiving compliance.

The provisions of Article IX of the Purchase Agreement are hereby incorporated by reference into this letter agreement mutatis mutandis.

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If this letter agreement correctly sets forth our understanding and agreement with respect to the matters addressed herein, please so confirm by executing this letter agreement in the space provided below.

Very truly yours,

ARES COMMERCIAL REAL ESTATE CORPORATION

			By:	/s/ John B. Bartling, Jr.
				Name:	John B. Bartling, Jr.
				Title:	Co-Chief Executive Officer

Acknowledged and agreed:

THE ALLIANT COMPANY, LLC

By:	Alliant, Inc., its managing member

By:	/s/ James C. Jenkins
	Name:	James C. Jenkins
	Title:	Vice President

ALLIANT, INC.

By:	/s/ James C. Jenkins
	Name:	James C. Jenkins
	Title:	Vice President

Closing Statement Reference Date Letter Agreement Signature Page